                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Borg-Warner Security Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                       BORG-WARNER SECURITY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              Chicago, Illinois
                                                                 March 21, 1997

To the Stockholders:

  We will hold the Annual Meeting of Stockholders of Borg-Warner Security Corporation Tuesday, April 22, 1997, at 10:00 a.m. at the Company's headquarters at 200 South Michigan Avenue, Chicago, Illinois, for the following purposes:

  1. To elect four directors for a term expiring in 2000;

  2. To adopt the Executive Officer Incentive Plan;

  3. To ratify the designation of Deloitte & Touche LLP as independent auditors for the Company for 1997; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

  Only holders of shares of Common Stock at the close of business on March 7, 1997 will be entitled to vote at the meeting or any adjournment or postponement.

                                          By order of the Board of Directors

                                          EDWIN L. LEWIS III
                                          Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       BORG-WARNER SECURITY CORPORATION

                           200 SOUTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60604

                                PROXY STATEMENT

                                MARCH 21, 1997

  The Board of Directors of Borg-Warner Security Corporation (the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies for the Company's Annual Meeting of Stockholders, which we will hold at 10:00 a.m. on April 22, 1997 at the Company's headquarters, 200 South Michigan Avenue, Chicago, Illinois. We are mailing this Proxy Statement and accompanying form of proxy to stockholders beginning on or about March 21, 1997. We enclose the Company's Annual Report for the year ended December 31, 1996.

  Only stockholders of record at the close of business on March 7, 1997 are entitled to vote at the meeting. As of such date, 22,266,956 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote. Holders of the Company's Series I Non-Voting Common Stock are not entitled to notice of, or to vote at, the Annual Meeting.

  We will vote a properly signed, dated and returned proxy according to its terms. If you do not indicate how you want to vote, we will vote it as recommended by the Board of Directors. You may revoke your proxy anytime before the vote is taken by delivering to the Secretary of the Company a written revocation, a proxy bearing a later date, or by attending and voting at the Annual Meeting.

  The Company will bear the cost of solicitation of proxies. Besides soliciting proxies through the mail, the Company's officers, directors and employees may solicit proxies in person or by telephone. The Company will request that brokers, nominees and other similar record holders forward solicitation material and will reimburse them upon request for their out-of-pocket expenses.

  The election inspectors appointed for the meeting will total the votes cast by proxy or in person at the meeting and will determine whether a quorum is present. Unless otherwise indicated, the election inspectors will treat abstentions and votes withheld as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a nominee indicates that it does not have discretionary voting power and has not received voting instructions from the beneficial owner, those shares will not be considered as present and entitled to vote with respect to that matter.

                           1. ELECTION OF DIRECTORS

  We have divided the Company's Board of Directors into three classes. Four nominees are to be elected to serve for a term of three years expiring in 2000. The nominees are Messrs. Arthur F. Golden, Dale W. Lang, Andrew McNally IV and H. Norman Schwarzkopf. The stockholders have previously elected all nominees. Each nominee has agreed to serve if elected; however, if any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, and we will vote the shares represented by proxies for such substitute nominee unless you indicate an instruction to the contrary on the proxy card. The Company requires a plurality of votes cast at the meeting to elect a director. Votes withheld and broker non-votes will not affect the outcome of the election.

  The following table sets forth as of March 7, 1997, each director's name, age, principal occupation, the year in which he first became a director of the Company and directorships in other corporations.

                     NOMINEES FOR A TERM EXPIRING IN 2000

          NAME           AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
          ----           ---           --------------------------------------
Arthur F. Golden........  50 Partner of Davis Polk & Wardwell, a law firm, since 1978.
1996                          Mr. Golden is also a director of Allegiance Corporation.
Dale W. Lang............  64 President of KX Acquisition Corp., an owner and operator
1993                          of television stations, since 1992. Retired Chairman of
                              Lang Communications, Inc., a magazine publishing
                              company.
Andrew McNally IV.......  57 Chairman and Chief Executive Officer since 1993 and
1996                          President and Chief Executive Officer from 1978 to 1993
                              of Rand McNally, a publishing and map making company.
                              Mr. McNally is also a director of Hubbell Incorporated,
                              Mercury Finance Co., Morgan Stanley Funds and Zenith
                              Electronics Corporation.
H. Norman Schwarzkopf...  62 Author and lecturer since 1991. Mr. Schwarzkopf was a
1993                          general in the United States Army until his retirement
                              in 1991. He was Commander in Chief, United States
                              Central Command, and Commander of Operations for Desert
                              Shield and Desert Storm. Mr. Schwarzkopf is also a
                              director of Home Shopping Network, Inc., Kuhlman
                              Corporation, Remington Arms Company, Inc. and The
                              Washington Water Power Company.

               CONTINUING DIRECTORS WITH A TERM EXPIRING IN 1998

          NAME           AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
          ----           ---           --------------------------------------
J. Joe Adorjan..........  58 Chairman of the Board (since January 1996), Chief
1993                          Executive Officer (since October 1995) and President
                              (since April 1995) of the Company. Mr. Adorjan was
                              President of Emerson Electric Co., a manufacturer of
                              electronic, electrical and other products, from 1992 to
                              1995 and Chairman and Chief Executive Officer of ESCO
                              Electronics Corporation from 1990 to 1992. Mr. Adorjan
                              is also a director of California Microwave, Inc., The
                              Earthgrains Company, ESCO Electronics Corporation, Goss
                              Graphic Systems, Inc. and Loomis, Fargo & Co.
James J. Burke, Jr......  45 Managing Partner and director of Stonington Partners,
1987                          Inc. ("Stonington") since 1993 and director of Merrill
                              Lynch Capital Partners ("MLCP"), an investment firm,
                              since 1985. Mr. Burke was Managing Partner of MLCP from
                              1993 to 1994 and was President and Chief Executive
                              Officer of MLCP from 1987 to 1993. Mr. Burke is also a
                              director of Ann Taylor Stores Corporation, Education
                              Management Corporation, Pathmark Stores, Inc.,
                              Supermarket General Holdings Corp. and United Artists
                              Theatre Circuit, Inc.
Albert J. Fitzgibbons,    51 Partner and director of Stonington since 1993 and
III.....................      director of MLCP since 1988. Mr. Fitzgibbons was a
1987                          Partner of MLCP from 1993 to 1994 and was Executive Vice
                              President of MLCP from 1988 to 1993. Mr. Fitzgibbons is
                              also a director of Borg-Warner Automotive, Inc.,
                              Dictaphone Corporation, Rykoff-Sexton, Inc. and United
                              Artists Theatre Circuit, Inc.

               CONTINUING DIRECTORS WITH A TERM EXPIRING IN 1999

          NAME           AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
          ----           ---           --------------------------------------
Robert A. McCabe........  62 President of Pilot Capital Corporation, an investment
1993                          firm, since 1987. Mr. McCabe is also a director of
                              Atlantic Bank, Church & Dwight Co., Inc., Morrison-
                              Knudsen Corporation, Thermo Electron Corporation and
                              Thermo Optek Inc.
Alexis P. Michas........  39 Managing Partner and director of Stonington since 1993
1987                          and director of MLCP since 1989. Mr. Michas was Senior
                              Vice President of MLCP from 1989 to 1993 and a Managing
                              Director in the Investment Banking Division of Merrill
                              Lynch & Co., Inc. ("ML&Co."), a financial services
                              company, from 1991 to 1994. Mr. Michas is also a
                              director of Blue Bird Corporation, Borg-Warner
                              Automotive, Inc., Dictaphone Corporation and Goss
                              Graphic Systems, Inc.
Donald C. Trauscht......  63 Chairman of the BW Capital Corporation, a private
1987                          investment company, since 1996. Mr. Trauscht was
                              Chairman of the Board, Chief Executive and President of
                              the Company from 1992 to 1995 and Chief Operating
                              Officer and President from 1991 to 1992. Mr. Trauscht is
                              also a director of Baker Hughes Incorporated, Blue Bird
                              Corporation, Borg-Warner Automotive, Inc., ESCO
                              Electronics Corporation, Imo Industries, Inc. and
                              Thiokol Corporation.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held seven meetings during 1996. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which they served.

  The Board of Directors has an Executive Committee, a Compensation Committee, a Finance and Audit Committee and a Nominating Committee. The present members of the Executive Committee are J.J. Adorjan (Chairman), A.F. Golden, A.P. Michas and D.C. Trauscht. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The Executive Committee did not meet in 1996.

  The present members of the Compensation Committee are R.A. McCabe (Chairman), D.W. Lang and A. McNally. The responsibilities of the Compensation Committee include determining executive compensation, including base salary, bonuses and stock incentives; reviewing employee benefit plans and approving changes to executive officer benefit plans; reviewing changes in the Company's organization structure; reviewing the Company's key executive development and succession plans; and recommending director compensation and benefits. The Compensation Committee met three times during 1996.

  The present members of the Finance and Audit Committee are A.P. Michas (Chairman), J.J. Burke, Jr., A.F. Golden, H.N. Schwarzkopf and D.C. Trauscht. The responsibilities of the Finance and Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the annual audit of the books and accounts of the Company; reviewing the proposed scope of such audit and approving the audit fees to be paid; reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's financial and accounting staff; reviewing the Company's capital plans; and advising the Board of Directors on corporate financial policy matters. The Finance and Audit Committee met four times during 1996.

  The present members of the Nominating Committee are H.N. Schwarzkopf (Chairman), A.J. Fitzgibbons, III, D.W. Lang, R.A. McCabe and A. McNally. The responsibilities of the Nominating Committee include recommending prospective nominees for the Board of Directors. The Nominating Committee will consider any person proposed by a stockholder for membership on the Board of Directors. Stockholders should send proposals to the Nominating Committee, in care of the Company's Secretary. The Nominating Committee did not meet during 1996.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its subsidiaries or affiliates of ML&Co. receive an $18,000 annual retainer for service on the Board of Directors and $1,000 for each Board meeting attended. Committee members also receive $500 ($750, if chairman of the committee) for each committee meeting attended.

  Pursuant to the Borg-Warner Security Corporation 1993 Stock Incentive Plan, each director of the Company who is not otherwise an employee of MLCP or of the Company or any of its subsidiaries received options to purchase 10,000 shares of Common Stock having an exercise price per share equal to the fair market value of the Common Stock on November 16, 1993. Any such person who initially becomes a director after November 16, 1993 will automatically receive options to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock as of the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company.

  On February 4, 1997 each director of the Company who is not otherwise a director of MLCP or an employee of the Company was granted options to purchase 6,000 shares of Common Stock having an exercise price per share equal to the average of the high and low trading prices of the Common Stock on such date. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first three anniversary dates of the date of grant. Such options become immediately exercisable upon a change in control of the Company.

  The Company has a consulting agreement with Mr. Schwarzkopf pursuant to which he has agreed to provide consulting and advisory services to the Company and its subsidiaries with respect to the development of an overall strategy for the operations of the Company and its subsidiaries and the management, training, motivation and utilization of its physical security personnel. The Company pays Mr. Schwarzkopf a consulting fee of $5,000 per month. The consulting agreement expires August 31, 1997 and may be terminated by either party for any reason at any time.

  During 1996 Mr. Trauscht provided consulting, advisory and other services to the Company and its subsidiaries with respect to operations, the Company's sponsorship of the 1996 Atlanta Olympic Games and other items for a consulting fee of $100,000.

  During 1996 and 1997 the Company retained the law firm of Davis Polk & Wardwell, of which Mr. Golden is a partner, to advise the Company on various matters.

STOCK OWNERSHIP

  The following table sets forth as of March 7, 1997 certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated, each entity has sole voting and investment power with respect to such shares.

                NAME OF BENEFICIAL                                      NUMBER OF  PERCENT OF
                      OWNER                                               SHARES     CLASS
                ------------------                                      ---------- ----------
Merrill Lynch KECALP L.P. 1986.........................................     40,000       *
Merrill Lynch KECALP L.P. 1987.........................................    200,000       *
Merchant Banking L.P. No. 1............................................    500,000     2.2%
ML Venture Partners II, L.P............................................    500,000     2.2%
Merrill Lynch Capital Appreciation Partnership No. VIII, L.P...........  6,628,615    29.8%
ML Offshore LBO Partnership No. VIII...................................    168,524       *
ML Employees LBO Partnership No. l, L.P................................    164,779       *
ML IBK Positions, Inc..................................................  1,998,082     9.0%
                                                                        ----------    ----
Total ML Entities...................................................... 10,200,000    45.8%
Wellington Management Company, LLP (a).................................  1,776,400     8.0%
Vanguard Explorer Fund, Inc. (b).......................................  1,200,000     5.4%

--------
*Represents less than one percent.
(a) Pursuant to a Schedule 13G dated February 13, 1997, Wellington Management Company, LLP indicated that, in its capacity as investment adviser, it may be deemed to beneficially own 1,776,400 shares of Common Stock that are owned of record by its clients. It indicated that it had shared voting power with respect to 276,400 shares and shared dispositive power with respect to 1,776,400 shares. One of its clients is Vanguard Explorer Fund, Inc.
(b) Pursuant to a Schedule 13G dated February 4, 1997, Vanguard Explorer Fund, Inc. indicated that it had sole voting power and shared dispositive power with respect to all shares.

  The address of each of the ML Entities is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address of Vanguard Explorer Fund, Inc. is P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600.

  The following table sets forth as of March 7, 1997 certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

  NAME OF BENEFICIAL                                                  NUMBER OF PERCENT OF
        OWNER                                                         SHARES(A)   CLASS
  ------------------                                                  --------- ----------
J. Joe Adorjan(b)...................................................   395,778     1.8%
John D. O'Brien.....................................................   156,916       *
Timothy M. Wood.....................................................    86,000       *
James J. Burke, Jr.(c)..............................................         0       *
Albert J. Fitzgibbons, III(c).......................................         0       *
Arthur F. Golden....................................................     2,000       *
Dale W. Lang........................................................     7,000       *
Robert A. McCabe....................................................     9,000       *
Andrew McNally IV...................................................    12,000       *
Alexis P. Michas(c).................................................         0       *
H. Norman Schwarzkopf...............................................     7,000       *
Donald C. Trauscht..................................................   220,390     1.0%
All directors and executive officers of
 the Company (12 persons)(b)(c).....................................   896,084     3.9%

--------
*  Represents less than one percent.
(a) Includes the following number of shares issuable upon the exercise of options within the next 60 days: 207,000 for Mr. Adorjan; 94,416 for Mr. O'Brien; 56,000 for Mr. Wood; 7,000 for each of Messrs. Lang, McCabe and Schwarzkopf; 2,000 for each of Messrs. Golden and McNally; 100,000 for Mr. Trauscht; and 482,416 for all directors and officers of the Company.
(b) Excludes 1,800 shares held in trust for Mr. Adorjan's daughter. Mr. Adorjan is co-trustee of such trust and disclaims beneficial ownership of such shares. Includes 133,333 shares held in a trust established by the Company that will be distributed to Mr. Adorjan over up to a three year period.
(c) Messrs. Burke, Fitzgibbons and Michas are directors of MLCP, which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Such persons may be deemed to beneficially own the 6,797,139 shares of Common Stock held by such partnerships. MLCP is part of a group that beneficially owns 10,200,000 shares of Common Stock. They expressly disclaim beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each officer, director and greater than 10% stockholder, the Company believes all reports required to be filed in 1996 were timely filed.

EXECUTIVE COMPENSATION

  The following table shows, for the years ending December 31, 1994, 1995 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and the other persons who were serving as executive officers at December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                          LONG-
                              ANNUAL COMPENSATION   TERM COMPENSATION
                              ------------------- ------------------------
                                                                SECURITIES
                                                  RESTRICTED    UNDERLYING    ALL OTHER
   NAME AND POSITION     YEAR  SALARY     BONUS     STOCK       OPTIONS(#) COMPENSATION(B)
   -----------------     ---- ------------------- ----------    ---------- ---------------
J. Joe Adorjan ......... 1996 $ 900,000 $ 358,333          0           0      $426,268
Chairman, Chief          1995   592,500   400,000 $1,500,002(a)  300,000        95,762
 Executive Officer
 and President(c)
John D. O'Brien ........ 1996   325,000   147,500          0           0        90,808
Senior Vice President    1995   308,750         0          0           0        88,504
                         1994   325,000         0          0      30,000        50,963
Timothy M. Wood ........ 1996   290,000   127,708          0           0        62,038
Vice President, Finance  1995   261,250         0          0           0        57,283
                         1994   275,000         0          0      30,000        35,359

--------
(a) Represents the value, as of the date of award, of 177,778 shares of Common Stock deposited into a Company trust for the benefit of Mr. Adorjan. The value of such shares at December 31, 1996 was $1,911,113.50. Such shares will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of April 16, 1995. On such anniversary dates, the Company will also pay deferred compensation of $250,000 to Mr. Adorjan.
(b) During 1996 represents: (i) for Mr. Adorjan, $250,000 of deferred compensation discussed in note (a), $170,461 contributed by the Company to a tax deferred annuity established for his benefit and $5,807 for the value of the benefit of a split dollar life insurance policy; (ii) for Mr. O'Brien, $61,823 contributed by the Company to a tax deferred annuity established for his benefit and $28,985 credited pursuant to the Company's Retirement Savings Excess Plan (the "Excess Plan"); and (iii) for Mr. Wood, $48,830 contributed by the Company to a tax deferred annuity established for his benefit and $13,208 credited pursuant to the Excess Plan. During 1995 and 1994, represents amounts contributed by the Company for the named executive officers to tax deferred annuities established for their benefit, pursuant to the provisions of the Borg-Warner Retirement Savings Plan ("RSP"), credits made pursuant to the Excess Plan and the value of the benefit of a split dollar life insurance policy.
(c) Mr. Adorjan first became an executive officer of the Company during 1995.

STOCK OPTIONS

  During 1996 the named executive officers did not receive or exercise any stock options. The following table sets forth information concerning unexercised options held by the named executive officers at the end of 1996. The number of unexercisable options represents shares that the named executive could not acquire as of December 31, 1996, and that become exercisable upon the satisfaction of certain periods of employment. The value of unexercised options represents the difference between the exercise price and the share price of Common Stock at December 31, 1996. An option is in-the-money if the share price of Common Stock exceeds the exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                          NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN THE
                                           OPTIONS AT YEAR END            MONEY OPTIONS AT YEAR END
                                    --------------------------------- ---------------------------------
     NAME                           EXERCISABLE (#) UNEXERCISABLE (#) EXERCISABLE ($) UNEXERCISABLE ($)
     ----                           --------------- ----------------- --------------- -----------------
J. Joe Adorjan.....................     107,000          204,000          225,612          451,218
John D. O'Brien....................      79,416           15,000          370,392                0
Timothy M. Wood....................      41,000           15,000          149,500                0

PERFORMANCE SHARE AWARDS

  The following table sets forth information concerning awards made during 1996 pursuant to the Company's Performance Share Plan. Awards are stated in shares of Common Stock. The eligibility period for awards granted in 1996 is a three year period ending December 31, 1998. The performance period for such awards over which achievement of specified performance goals is measured is the year ending December 31, 1998. The performance goal established for such awards is the Company's earnings per share. The Compensation Committee has reserved the right to define earnings for purposes of determining satisfaction of the performance goal. In that regard, the Compensation Committee presently intends to consider primarily income from operations and assess earnings from extraordinary gains based on appropriateness of such earnings to the Performance Share Plan.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                         PERFORMANCE OR OTHER
                                             PERIOD UNTIL
     NAME                                MATURATION OR PAYOUT THRESHOLD(#) TARGET(#) MAXIMUM(#)
     ----                                -------------------- ------------ --------- ----------
J. Joe Adorjan.........................      Three years         24,000     32,000     40,000
John D. O'Brien........................      Three years         18,150     24,200     30,250
Timothy M. Wood........................      Three years         18,150     24,200     30,250

EMPLOYMENT AGREEMENTS

  The Company has an employment agreement with Mr. Adorjan under which he serves as the chairman and chief executive officer of the Company through December 31, 1999. The agreement provides Mr. Adorjan with: an annual base salary of $900,000; an annual cash bonus opportunity ranging from $200,000 to $500,000 with a 1995 bonus opportunity of $400,000; an award of shares of Common Stock having an aggregate value of $1,500,000 on his first day of employment, which will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of his first day of employment; deferred compensation of $250,000 payable without interest on each of the first four anniversaries of his first day of employment; 10-year options to purchase 300,000 shares of Common Stock exercisable in installments beginning on each of the first three anniversaries of his first day of employment; and a split-dollar life insurance policy with a face amount of $400,000. Mr. Adorjan is also eligible to participate in all incentive, savings, retirement, benefit and welfare plans and programs extended to other key executives of the Company. Mr. Adorjan has agreed not to disclose confidential information about the Company and not to compete with the Company for two years after termination of employment.

  The employment agreement provides, among other things, for payments if there is a termination of employment by Mr. Adorjan for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change in control") or by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in Mr. Adorjan's employment agreement). Upon such termination, Mr. Adorjan would be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus for year of termination (assuming he achieved all performance goals at the expected level), all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation, all undistributed shares of common stock awarded to him on the first day of his employment and severance pay equal to the present value of his base salary and bonus for the remaining period under his employment agreement. After termination, the Company also must continue to provide the split dollar life insurance and welfare benefit plans to Mr. Adorjan through December 31, 1999.

  The Company has employment agreements with Messrs. O'Brien and Wood (the "Employment Agreements"). The Employment Agreements provide, among other things, for lump sum payments to be made to the executive if there is a termination of employment by the executive for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change of control") or by the Company other than for death, "disability," "retirement" or "cause" (as such terms are defined in the Employment Agreements). Among other benefits, the Employment Agreements provide for a lump sum payment in an amount equal to two times the sum of (i) the executive's annual salary at the time of termination and (ii) the amount of his most recent annual bonus award, if any. The Employment Agreements do not specify any fixed date at which such agreements expire. Each executive has agreed not to compete with the Company and not to disclose confidential information about the Company for three years after termination of employment.

  The Employment Agreements also provide that the Company will provide a terminated executive with life, medical, dental, health, accident and disability insurance coverage substantially similar to the coverage prior to termination for up to two years after termination (reduced by any comparable benefit received from another employer during this period) and to pay the executive two times the value of the annual Company contributions that would have been made to the RSP and the amounts that would have been credited to the Excess Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company. The committee is responsible for setting and administering the policies that govern base salary, annual incentive and stock ownership programs for the executive officers of the Company.

 Overall Policy

  The Company's executive compensation program is designed to link executive compensation to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals.

  The following compensation guidelines are intended to facilitate the achievement of the Company's business strategies:

  . Emphasize variable, at-risk compensation that is based on meeting specified Company performance goals.

  . Encourage personal equity ownership to align executives' interests with those of the stockholders.

  . Enhance the Company's ability to attract, retain, and encourage the development of high-quality executives.

  . Target compensation levels at rates that reflect market practices to maintain a stable, successful management team.

  The Company's executive compensation program consists of base pay, annual incentive, stock options and a long-term performance share plan. The committee reviews the program annually and targets the total compensation in a range similar to total compensation for executives at comparable companies as shown in published executive compensation surveys. To assist in determining competitive pay practices, the committee also utilizes information provided by qualified independent consultants.

  The committee determines and recommends to the Board of Directors the compensation of the Company's CEO and the other named executive officers, reviews the policies established for the next level of management, including other corporate and subsidiary executives, and evaluates and approves all compensation plans that use stock as an award vehicle. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Adorjan), the committee takes into account the views of Mr. Adorjan.

 Base Salary

  The committee targets base salaries to be at or above median levels provided to executives with similar responsibilities at comparable companies. On January 1, 1996, the salaries of Messrs. Adorjan, O'Brien and Wood were restored to the levels that had been in effect before a July 1, 1995 temporary salary reduction. In addition, Mr. Wood received a salary increase on January 1, 1996 to bring his base salary to a level that is consistent with the Company's strategy.

 Annual Incentive

  The Company's executive officers are eligible for an annual cash incentive. Executives are assigned threshold, target and maximum award levels that are based on the Company's past practice and incentive opportunities at comparable companies.

  For the named executive officers, the committee sets performance goals based on specified business criteria. If the threshold performance on these criteria is not met, no cash incentive is paid. In 1996 the committee evaluated the Company's performance against the established criteria and determined that the threshold level of performance had been exceeded and the named executive officers earned a cash incentive payment.

  Although annual incentives for other corporate and subsidiary executives depend primarily on the achievement of established performance objectives, the committee may adjust awards based on other financial or non-financial actions or circumstances that the committee believes will benefit long-term stockholder value.

 Stock Incentive Plans

  The Company uses stock incentives in the form of stock options and performance shares to align executives' interests with those of the stockholders and to motivate executives to continue the long-term focus required for the Company's future success. Both forms of stock incentives have vesting provisions that support the Company's objective of retaining high-quality executives. In granting stock incentives, the committee considers the potential impact of each position, individual contribution, the size and timing of previous awards and competitive practices described in independently published executive compensation surveys. During 1996, the Company made awards under the Performance Share Plan. These awards were made to named executive officers and other key executives of the Company and its business units. Achievement of established earnings per share goals at threshold, target and maximum levels in 1998 will determine the extent to which the shares will be distributed to participants.

 Compensation of the Chief Executive Officer

  The Company entered into an employment agreement with Mr. Adorjan when he was hired in March, 1995. In July, 1995, Mr. Adorjan and other named executive officers took a temporary reduction in base salary. This was restored and made consistent with Mr. Adorjan's contract in January, 1996.

  Mr. Adorjan's annual incentive payment for 1996 was determined by achievement against specified business criteria. The committee evaluated the Company's performance against the established criteria at the end of the year and determined that the threshold level of performance had been exceeded and Mr. Adorjan had earned a cash incentive.

  Consistent with the Company's compensation guidelines, the committee awarded Mr. Adorjan performance shares. The committee established a performance objective with threshold, target and maximum levels based on 1998 earnings per share. Actual performance against that objective will determine the number of shares, if any, that Mr. Adorjan will receive. In making the grant, the committee recognized the importance of directing executive attention to sustained earnings growth.

  The terms of Mr. Adorjan's employment agreement are set forth in the section entitled "Employment Agreements."

 Deductibility of compensation in excess of $1 million per year

  In 1993 Congress enacted Internal Revenue Code section 162(m) which, in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for its chief executive officer and any of up to four other executive officers named in the cash compensation table in such corporation's proxy statement. Section 162(m) also provides that certain performance-based compensation is exempt from this tax deduction limitation.

  The committee generally attempts to structure executive compensation in order to maximize the amount of the Company's tax deduction. The committee has proposed the adoption of the Borg-Warner Security Executive Officer Incentive Plan in order to qualify the cash incentive portion of executive compensation as performance-based compensation and enable the Company to seek a tax deduction for such compensation.

                                          Robert A. McCabe
                                          Dale W. Lang
                                          Andrew McNally IV

PERFORMANCE GRAPH

  The graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return of the Standard and Poor's MidCap 400 and (ii) the Dow Jones Industrial & Commercial Services Index. The total return for each component assumes that $100 was invested on December 31, 1992 and the reinvestment of dividends as they were paid. The total return for the Company assumes that $100 was invested on January 20, 1993, the first day of trading of Common Stock on the New York Stock Exchange. The S&P MidCap 400 tracks the aggregate price performance of equity securities of 400 companies selected in the market capitalization range of $300 million to $4 billion. The DJ Index tracks the price performance of equity securities of companies that provide services to other commercial enterprises.

                             [GRAPH APPEARS HERE]

                                   DOW JONES
            BORG-WARNER          INDUSTRIAL &
             SECURITY         COMMERCIAL SERVICES         S & P
            CORPORATION          -GENERAL SVCS          MIDCAP 400
            -----------       -------------------       ----------
 1/93          $100                   $100                 $100
12/93          $103                   $104                 $114
12/94          $ 49                   $101                 $110
12/95          $ 63                   $129                 $144
12/96          $ 54                   $141                 $171

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Indebtedness

  Certain members of management incurred indebtedness to the Company in 1987 in respect of money borrowed to purchase shares of Common Stock. The indebtedness is evidenced by recourse notes bearing interest at 6.22% per annum, and secured by a pledge of the Common Stock purchased by such person. The notes must be repaid from the net proceeds of any sale of such shares by such person and all principal of, and accrued and unpaid interest on, the notes is due and payable ten years after date of issuance. During 1996, the only executive officer or director indebted to the Company was Mr. Trauscht, a director. The highest amount of indebtedness (excluding interest, which is payable in cash annually) for Mr. Trauscht during 1996 was $176,257. Since March 1, 1996, Mr. Trauscht has been indebted to the Company in the principal amount of $172,929.87.

         2. ADOPTION OF THE COMPANY'S EXECUTIVE OFFICER INCENTIVE PLAN

  At the meeting we will present a proposal to approve and ratify the adoption of the Borg-Warner Security Corporation Executive Officer Incentive Plan (the "Incentive Plan"). The Board of Directors adopted the Incentive Plan on February 4, 1997 to be effective as of January 1, 1997 if approved by the stockholders. The purpose of the Incentive Plan is to permit the annual cash incentive and stock options paid or granted under the Company's compensation practices to be performance-based compensation under Section 162(m) of the Internal Revenue Code. This would allow the Company a full income tax deduction for all amounts paid under the Incentive Plan.

  The following description of the Incentive Plan is a summary only. Please refer to the copy of the Incentive Plan attached as Appendix A.

  The Compensation Committee of the Board of Directors administers the Incentive Plan and determines the terms and conditions of any award. The Compensation Committee designates the executive officers that are eligible for participation in the Incentive Plan and sets performance goals for each participant for annual performance periods. The performance goals are based on objective business criteria. No "covered employee" may be granted an annual cash incentive payment under the Incentive Plan greater that twice such employee's base salary. All annual awards are to be paid in cash.

  The Incentive Plan also makes available up to 150,000 shares of Common Stock for grant as stock options. Shares subject to an option may be authorized but unissued shares or treasury shares. If a stock option granted under the Incentive Plan expires, terminates or lapses for any reason without the issuance of shares of Common Stock, such shares will again be available for grant under the Incentive Plan. No "covered employee" may be granted during any taxable year options covering more than 136,800 shares of Common Stock. The exercise price for options granted under the Incentive Plan cannot be less than the fair market value of the Common Stock on the date on which the option is granted. The form of option agreement to be used under the Incentive Plan will provide that options will become fully exercisable upon a "change in control" as defined therein. During the 60-day period following a "change in control," the holder of an option under the Incentive Plan has the right to surrender such option for cash in an amount equal to the difference between the "change in control price" (as defined) and the exercise price.

  The Incentive Plan may be amended or terminated, in whole or in part, by the Board of Directors, but no amendment will be effective without the approval of the Company's stockholders to the extent such approval is required by law or agreement. Presently Section 162(m) of the Internal Revenue Code requires stockholder approval for any material change in the terms of the Incentive Plan.

  The Compensation Committee has designated Mr. Adorjan as the sole current participant in the Incentive Plan. The Compensation Committee established the performance goal for 1997 based on earnings per share. The Compensation Committee also granted Mr. Adorjan options to acquire 136,800 shares under the Incentive Plan as part of a total option grant covering 300,000 shares under the Company's various option plans.

  Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For this item, we will count abstentions as part of the total number of votes cast and will count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but not voting for purposes of determining the number of votes cast with respect to the proposal, with abstentions thus having the effect of votes against the proposal and broker non-votes having no effect on the outcome.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company's independent auditors for the 1997 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

OTHER INFORMATION

  As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly presented for action at the meeting, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

  The Company must receive stockholder proposals to be presented at the 1998 Annual Meeting on or before November 21, 1997. Any proposal must comply with the requirements of the Securities and Exchange Commission for inclusion in the proxy statement relating to that meeting. You should send proposals to the attention of the Corporate Secretary. In addition, the Company's Bylaws contain certain requirements with respect to the submission of proposals and the nomination of directors at any stockholder meeting.

  Upon request the Company will furnish you without charge one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission. You should direct your request to the Corporate Secretary, 200 South Michigan Avenue, Chicago, Illinois 60604.

                                               BORG-WARNER SECURITY CORPORATION

                                                                     APPENDIX A

                       BORG-WARNER SECURITY CORPORATION

                       EXECUTIVE OFFICER INCENTIVE PLAN

ARTICLE I. GENERAL

  1.1. Purpose. The purpose of the Plan is to motivate and reward executive participants competitively for the attainment of specific annual performance objectives. The Plan is intended to attract and retain high-quality executive participants by linking a significant portion of their annual compensation to the accomplishment of financial and strategic goals of the Company.

  1.2. Effective Date. The Plan shall become effective as of January 1, 1997, subject to its approval by the Company's stockholders.

ARTICLE II. DEFINITIONS

  2.1. "Annual Incentive Award" means the cash amounts established by the Committee pursuant to Section 4.1.

  2.2. "Board of Directors" means the Board of Directors of the Company.

  2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  2.4. "Commission" means the Securities and Exchange Commission or any successor agency.

  2.5. "Committee" means the committee referred to in Section 6.1.

  2.6. "Company"means Borg-Warner Security Corporation, a Delaware corporation.

  2.7. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  2.8. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

  2.9. "Participant" means a person who is designated, pursuant to Section 3.1, to be eligible to receive benefits under the Plan.

  2.10. "Performance Goals" means the performance standards established by the Committee pursuant to Section 4.2.

  2.11. "Performance Period" means for each Participant, the period beginning on the first day of the applicable calendar year that said Participant was designated by the Company to participate in the Plan and ending on December 31st of that calendar year. For purposes of applying to Covered Employees (as defined in the Code) the various rules of the performance-based compensation exemption under Section 162(m)(4)(C) of the Code and the Treasury Regulations issued thereunder, the Performance Period shall be the "period of service to which the Performance Goals relate" (as defined in Treasury Regulation Section 1.162-27(e)(2)).

  2.12. "Plan" means this Borg-Warner Security Corporation Executive Officer Incentive Plan, as amended from time to time.

  2.13. "Stock" means common stock, par value $.01 per share, of the Company.

  2.14. "Stock Option" means a non-qualified stock option granted under
Article V.

ARTICLE III. ELIGIBILITY AND PARTICIPATION

  3.1. Eligibility. Participation in the Plan shall be limited to executive officers of the Company who are designated to be eligible by the Committee.

ARTICLE IV. ANNUAL INCENTIVE AWARDS

  4.1. Annual Incentive Award.

  (a) On or about the commencement of each Performance Period under the Plan, the Committee shall establish an Annual Incentive Award for each Participant for such Performance Period. Each Annual Incentive Award may have multiple potential award payouts. Each such award payout will correspond with a different Performance Goal. The level of attainment of a Participant's Performance Goals determines the amount of the award that the Company will pay such Participant. Only one Annual Incentive Award shall be established for any one Participant in any Performance Period.

  (b) All Annual Incentive Awards and corresponding Performance Goals shall be established:

      (i) For persons designated by the Company to participate in the Plan on or before the first day of the respective calendar year, before April 1st of the Performance Period.

      (ii) For persons designated by the Company to participate in the Plan after the first day of the respective calendar year, before the day representing one-fourth of the number of days from the day said Participant was first so designated by the Company during the respective calendar year to the subsequent December 31st.

  In all cases, at such time that the Annual Incentive Awards are established, the outcome of the corresponding Performance Goals must be substantially uncertain. Performance Goals must be finalized in writing by the Committee on or prior to the applicable deadline described in the preceding sentences.

  4.2. Performance Goals.

  (a) The Performance Goals set by the Committee shall be based on specified criteria, as determined by the Committee and shall be based on objective business criteria. The Committee shall establish specific performance targets with respect to the chosen business criteria. The business criteria shall include one or more of the following: earnings per share, total shareholder return, return on equity, return on capital, market share, stock price, sales, costs, net income, cash flow, retained earnings, results of customer satisfaction surveys, shareholder value, aggregate product price and other product price measures, safety record, service reliability, operating and maintenance cost management, and other quantifiable business criteria. Performance Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. At the time of establishing Performance Goals, the Committee shall specify the manner in which such Performance Goals shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Performance Goal.

  (b) For all Covered Employees, all of the provisions of this Section 4.2 are subject to the requirement that all Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the Treasury Regulations issued thereunder.

  4.3. Maximum Cash Payment Under an Annual Incentive Award. The maximum Annual Incentive Award cash payment that may be made to any Participant with respect to any Performance Period pursuant to this Plan is two times the Participant's gross base salary for the Performance Period.

  4.4. Committee Discretion to Adjust Awards. At any time prior to the time the Committee determines, pursuant to Section 4.6, the amount of the Annual Incentive Award to be paid to a Participant hereunder, the Committee shall have the authority to modify, amend, or adjust the terms and conditions of such Annual Incentive Awards, the terms and conditions of the corresponding Performance Goals, the manner in which such Performance Goals are calculated and/or the amount of Annual Incentive Awards payable. However, the Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Annual Incentive Awards payable to a Covered Employee or to take any other action to the extent that such action or the Committee's ability to take such action would cause any payment under the Plan to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the Treasury Regulations issued thereunder.

  4.5. Conflict with Employment Agreements. If the Plan conflicts with any employment agreement between the Company and a Participant, then the terms of the Plan shall control.

  4.6. Committee Determination of Annual Incentive Awards Payable. After a Performance Period has ended, each Participant shall be entitled to receive the Annual Incentive Award as determined by the Committee. The Committee shall determine the extent to which (i) the Performance Goals set pursuant to
Section 4.2 have been met and (ii) any Annual Incentive Awards are payable. No cash payment shall be made hereunder prior to written certification by the Committee that the applicable Performance Goal(s) have been satisfied to a particular extent for the Performance Period.

  4.7. Settlement of Annual Incentive Award. The Company shall pay to each Participant the cash amount determined by the Committee pursuant to Section
4.6 as soon as practicable following such determination; provided that the Company shall have the right to deduct from all payments of Annual Incentive Awards hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions and pay the applicable amounts to the appropriate taxing authorities.

  4.8. Distribution upon Termination of Employment. If a Participant's employment terminates prior to the end of the Performance Period, such Participant will be eligible for a pro-rated portion of the Annual Incentive Award that would have otherwise been payable to the Participant after the end of the applicable Performance Period based upon the number of days that Participant is employed during the applicable Performance Period.

Any such distribution will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period unless otherwise determined by the Committee.

ARTICLE V. STOCK OPTION AWARDS

  5.1. Stock Options Subject to Plan.

  (a) Subject to adjustment as provided herein, the total number of shares of stock options of the Company available for grant under the Plan shall be 150,000, provided that no "Covered Employee" (as such term is defined in Section 162(m) of the Code) shall be granted more than 136,800 stock options in any taxable year. Shares subject to an award under the Plan may be authorized and unissued shares or may be treasury shares.

  (b) If any Stock Option terminates without being exercised, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

  (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

  (d) Stock Options may be granted alone or in addition to other Annual Incentive Awards granted under the Plan.

  5.2. Stock Option Agreements. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. The grant of a Stock Option shall occur on the date the committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

    (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

    (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

ARTICLE VI. ADMINISTRATION

  6.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other Committee of the Board of Directors, composed exclusively of not less than two outside directors, as such term is used in section 162(m) of the Code, and non-employee directors, as such term is defined in Rule 16b-3(b)(3) promulgated by the Commission under the Exchange Act (or any successor definition promulgated by the Commission), each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

  6.2. General Rights, Powers, and Duties of Committee. The Committee will be responsible for the management, operation, and administration of the Plan. Subject to the limitations contained in Section 4.4 and to the remaining terms of the Plan, the Committee will have the following powers, rights and duties in addition to those provided elsewhere in the Plan:

    (a) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

    (b) To direct the payment of awards under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

    (c) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

  The Committee will also have the authority to adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it may, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any other agreement relating thereto), and to otherwise supervise the administration of the Plan.

  Any determination made by the Committee pursuant to the provisions of the Plan with respect to any grants, payments or other transactions under the Plan shall be made in the sole discretion of the Committee at the time of the grant, payment or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

  6.3. Information to be Furnished to Committee. Participants and their beneficiaries shall furnish to the Committee such necessary evidence, data or information and execute such documents as the Committee requests.

  6.4. Responsibility and Indemnification. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

ARTICLE VII. AMENDMENT AND TERMINATION

  7.1. Amendment. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or by agreement.

  7.2. Company's Right to Terminate. The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time.

ARTICLE VIII. MISCELLANEOUS

  8.1. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

  8.2. No Right to Company Assets. No Participant or any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. A Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

  8.3. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of any Participant, shall obligate any Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to any Participant.

  8.4. Other Benefits. No payment made under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

  8.5. Offset. If, at the time payments are to be made hereunder, a Participant is indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

  8.6. Non-assignability. No Participant or any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by any Participant or any other person, or be transferable by operation of law in the event of any Participant's or any other person's bankruptcy or insolvency.

  8.7. Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee, c/o the Director of the Compensation Department of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

  8.8. Governing Laws. The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware.

  8.9. Gender and Number. Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

  8.10. Severability. In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                       BORG-WARNER SECURITY CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 1997

     The Annual Meeting of Stockholders of Borg-Warner Security Corporation will be held on Tuesday, April 22, 1997 at 10:00 a.m. at the Company's headquarters located at 200 South Michigan Avenue, Chicago, Illinois, for the purposes described on the reverse side.

     Only stockholders at the close of business on March 7, 1997 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints each of J. Joe Adorjan and Timothy M. Wood as Proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Borg-Warner Security Corporation held of record by the undersigned on March 7, 1997 at the annual meeting of stockholders to be held on April 22, 1997 or any adjournment thereof.

THIS PROXY WHEN DULY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

1. ELECTION OF DIRECTORS

FOR ALL NOMINEES     WITHHOLD AUTHORITY (to          EXCEPTIONS* (as indicated
LISTED BELOW         vote for all nominees below)    to the contrary below)
      [ ]                        [ ]                            [ ]

Directors to serve for a term expiring in 2000: Arthur F. Golden, Dale W. Lang, Andrew McNally IV, H. Norman Schwarzkopf
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on space provided below.)

     *Exceptions _______________________________________________________________

2.   To adopt the Company's Executive Officer Incentive Plan.

     FOR  [  ]            AGAINST  [  ]          ABSTAIN  [  ]

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 1997.

     FOR  [  ]            AGAINST  [  ]          ABSTAIN  [  ]


4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                        Address Change
                        and/or Comments
                        Mark Here          [  ]

          Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                        Dated: _______________________

                        ______________________________
                                   Signature
                        ______________________________
                          Signature, if held jointly

                    Votes must be indicated (X) in Black or Blue ink [X]